UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)

512 Herndon Parkway, Suite A Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)

(703) 464-4735

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on September 13, 2016. At the Annual Meeting, Messrs. Thomas P. Kikis, James P. Heffernan and Mark Sullivan were re-elected to serve as Class II directors of the Company until the Annual Meeting in 2018. Additionally, the appointment of D’Arcangelo & Co., LLP as the Company’s independent auditor for the year ending March 31, 2017 was ratified by the shareholders. The shareholders also approved, on an advisory basis, the compensation of the executive officers of the Company. The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1: Election of Directors

NAME	FOR	WITHHELD	BROKER NON- VOTES
James P. Heffernan	4,864,817	566,840	2,366,688
Thomas P. Kikis	4,773,788	657,869	2,366,688
Mark Sullivan	4,864,957	566,700	2,366,688

Proposal No. 2: Ratification of Appointment of Independent Auditors

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
7,677,019	8,484	112,842	N/A

Proposal No. 3: Approval, on an advisory basis, of the compensation of the named executive officers of the Company:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
5,338,176	78,586	14,895	2,366,688

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: September 19, 2016	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer